Exhibit 99

News Release

Contact:	Randy Belote (Media)
703-280-2720
randy.belote@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports Fourth Quarter and 2012 Financial Results

•	Q4 EPS from Continuing Operations Increase 2 Percent to $2.14; 2012 EPS from Continuing Operations Increase 5 Percent to $7.81

•	Free Cash Flow Totals $922 Million for Q4 and $2.3 Billion for 2012

•	7.3 Million Shares Repurchased in Q4 for $487 Million; 20.9 Million Shares Repurchased in 2012 for $1.3 Billion

•	2012 New Awards Total $26.5 Billion; Total Backlog of $40.8 Billion

•	2013 EPS Guidance of $6.85 to $7.15

FALLS CHURCH, Va. – Jan. 30, 2013 – Northrop Grumman Corporation (NYSE: NOC) reported fourth quarter 2012 earnings from continuing operations of $533 million, or $2.14 per diluted share, compared with $550 million, or $2.09 per diluted share, in the fourth quarter of 2011. The increase in earnings per share was principally due to a $102 million increase in segment operating income and a lower share count, partially offset by a $67 million decrease in net FAS/CAS pension adjustment and a higher effective tax rate. On a pension-adjusted basis, earnings per diluted share from continuing operations increased 11 percent to $2.06 from $1.85. Diluted earnings per share for the fourth quarter of 2012 are based on weighted average diluted shares outstanding of 248.9 million compared with 262.7 million in the prior year period, a 5 percent decrease. During the fourth quarter the company repurchased 7.3 million shares of its common stock for approximately $487 million.
For 2012, earnings from continuing operations totaled $2.0 billion, or $7.81 per diluted share, compared with $2.1 billion, or $7.41 per diluted share in 2011. The change in earnings was principally due to a $268 million decrease in 2012 net FAS/CAS pension adjustment and a higher effective tax rate, which more than offset a $121 million increase in segment operating income. The increase in diluted earnings per share reflects higher segment operating income and a lower share count in 2012. Diluted earnings per share for 2012 are based on 253.4 million weighted average shares outstanding compared with 281.6 million weighted average shares outstanding in 2011, a 10 percent decrease. In 2012, the

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2012 Financial Results	2

company repurchased 20.9 million shares of its common stock for $1.3 billion, and $1.5 billion remained on its current share repurchase authorization as of Dec. 31, 2012.
“Our team delivered outstanding results for the quarter and the year. Our focus on performance, effective cash deployment, and portfolio alignment continues to create value for our shareholders, customers and employees. As we look ahead, we expect challenges, but we are confident in our team's ability to address those challenges and continue to create value for all our stakeholders,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2012 Financial Results	3

Table 1 — Financial Highlights

	Fourth Quarter		Total Year
$ in millions, except per share amounts	2012	2011	2012	2011
Sales	$6,476	$6,506	$25,218	$26,412
Segment operating income[1]	875	773	3,176	3,055
Segment operating margin rate[1]	13.5%	11.9%	12.6%	11.6%
Operating income	824	799	3,130	3,276
Operating margin rate	12.7%	12.3%	12.4%	12.4%
Earnings from continuing operations	533	550	1,978	2,086
Diluted EPS from continuing operations	2.14	2.09	7.81	7.41
Net earnings	533	548	1,978	2,118
Diluted EPS	2.14	2.09	7.81	7.52
Cash provided by continuing operations	1,057	1,321	2,640	2,347
Free cash flow provided by continuing operations[1]	922	1,155	2,309	1,855

Pension-adjusted Operating Highlights
Operating income	824	799	3,130	3,276
Net FAS/CAS pension adjustment[1]	(31)	(98)	(132)	(400)
Pension-adjusted operating income[1]	$793	$701	$2,998	$2,876
Pension-adjusted operating margin rate[1]	12.2%	10.8%	11.9%	10.9%

Pension-adjusted Per Share Data
Diluted EPS from continuing operations	$2.14	$2.09	$7.81	$7.41
After-tax net pension adjustment per share[1]	(0.08)	(0.24)	(0.34)	(0.92)
Pension-adjusted diluted EPS from continuing operations[1]	$2.06	$1.85	$7.47	$6.49
Weighted average shares outstanding — Basic	243.4	258.2	248.6	276.8
Dilutive effect of stock options and stock awards	5.5	4.5	4.8	4.8
Weighted average shares outstanding — Diluted	248.9	262.7	253.4	281.6

[1]	Non-GAAP metric — see definitions at the end of this press release.

Fourth quarter 2012 operating income increased $25 million, or 3 percent, and operating margin rate expanded 40 basis points to 12.7 percent from 12.3 percent in the prior year period. The improvement in operating income and margin rate reflects a 13 percent increase in segment operating income and a segment operating margin rate of 13.5 percent, which more than offset slightly lower sales and a $67 million decline in net FAS/CAS pension adjustment. On a pension-adjusted basis, fourth quarter 2012 operating income increased $92 million, or 13 percent, to $793 million, and pension-adjusted operating margin rate expanded 140 basis points to 12.2 percent from 10.8 percent.
For 2012, operating income decreased 4 percent and operating margin rate was unchanged at 12.4 percent. The change in operating income principally reflects a $268 million decrease in net FAS/CAS pension adjustment, which more than offset a $121 million, or 4 percent, increase in segment operating income to $3.2 billion from $3.1 billion in 2011. In 2012, segment operating margin rate increased 100 basis points to 12.6 percent.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2012 Financial Results	4

As of Dec. 31, 2012, total backlog increased 3 percent to $40.8 billion compared with total backlog of $39.5 billion as of Dec. 31, 2011. Total backlog as of Dec. 31, 2012, includes new business awards of $26.5 billion in 2012.
Table 2 — Cash Flow Highlights

	Fourth Quarter		Total Year
$ millions	2012	2011	2012	2011
Cash provided by continuing operations before discretionary pension contributions[1]	$1,029	$1,602	$2,833	$2,995
After-tax discretionary pension pre-funding impact	28	(281)	(193)	(648)
Cash provided by continuing operations	$1,057	$1,321	$2,640	$2,347
Less:
Capital expenditures	(135)	(166)	(331)	(492)
Free cash flow provided by continuing operations[1]	$922	$1,155	$2,309	$1,855
After-tax discretionary pension pre-funding impact	(28)	281	193	648
Free cash flow provided by continuing operations before discretionary pension contributions[1]	$894	$1,436	$2,502	$2,503

[1]	Non-GAAP metric — see definitions at the end of this press release.
Through Dec. 31, 2012, cash provided by continuing operations increased to $2.6 billion from $2.3 billion in the prior year. The increase is principally due to lower discretionary pension pre-funding in 2012. Free cash flow from continuing operations through Dec. 31, 2012, increased to $2.3 billion from $1.9 billion in the prior year due to higher cash provided by operating activities and lower capital expenditures in 2012. Capital expenditures in 2011 included non-recurring expenditures related to the relocation of the company's corporate office.
Before discretionary pension contributions, cash provided by continuing operations totaled $2.8 billion in 2012 compared with $3.0 billion in 2011, and 2012 free cash flow before discretionary pension contributions of $2.5 billion was unchanged from the prior year. The company made discretionary pension plan contributions of $300 million in 2012 and $1.0 billion in 2011. The change in cash provided by continuing operations before the discretionary pension contributions is principally due to higher income taxes paid and lower net income in 2012.
Changes in cash and cash equivalents described in Schedule 3 of this press release include the following items for cash from operations, investing and financing through Dec. 31, 2012:
Operations

•	$2.6 billion provided by continuing operations
Investing

•	$331 million for capital expenditures
Financing

•	$1.3 billion for repurchases of common stock

•	$535 million for dividends

•	$188 million from exercises of stock options

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2012 Financial Results	5

2013 Guidance

$ in millions, except per share amounts

Sales	~24,000

Segment operating margin %[1]	Low to mid 11%

Operating margin %	High 10% to Low 11%

Diluted EPS from continuing operations	6.85	—	7.15

Cash provided by operations before discretionary pension contributions[1]	2,100	—	2,400

Free cash flow before discretionary pension contributions[1]	1,700	—	2,000

[1] Non-GAAP metric - see definitions at the end of this press release.
The company's 2013 financial guidance is based on the assumption that the current six-month Continuing Resolution (CR) will be immediately followed by appropriations, which, even if in the form of a full-year CR, will provide for program spending levels consistent with those set forth in the President's FY 2013 Budget request (PBFY13) and that support and fund the company's programs. Guidance for 2013 also assumes there is no disruption or shutdown of government operations resulting from a federal government debt ceiling breach or lack of immediate appropriations following the current CR, that sequestration is not triggered, and any budgetary approach agreed by Congress to address longer term spending does not result in significant reductions to our customers' FY13 budget levels.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2012 Financial Results	6

Table 3 — Business Results
Consolidated Sales & Segment Operating Income1

	Fourth Quarter			Total Year
$ millions	2012	2011	Change	2012	2011	Change
Sales
Aerospace Systems	$2,604	$2,443	7%	$9,977	$9,964	—
Electronic Systems	1,775	1,868	(5%)	6,950	7,372	(6%)
Information Systems	1,880	1,910	(2%)	7,356	7,921	(7%)
Technical Services	738	790	(7%)	3,019	3,193	(5%)
Intersegment eliminations	(521)	(505)		(2,084)	(2,038)
	6,476	6,506	—	25,218	26,412	(5%)
Segment operating income[1]
Aerospace Systems	359	315	14%	1,218	1,217	—
Electronic Systems	328	256	28%	1,187	1,070	11%
Information Systems	184	196	(6%)	761	766	(1%)
Technical Services	62	67	(7%)	268	260	3%
Intersegment eliminations	(58)	(61)		(258)	(258)
Segment operating income[1]	875	773	13%	3,176	3,055	4%
Segment operating margin rate[1]	13.5%	11.9%	160 bps	12.6%	11.6%	100 bps
Reconciliation to operating income
Unallocated corporate expenses	(79)	(70)	(13%)	(168)	(166)	(1%)
Net FAS/CAS pension adjustment[1]	31	98	(68%)	132	400	(67%)
Other	(3)	(2)	(50%)	(10)	(13)	23%
Operating income	824	799	3%	3,130	3,276	(4%)
Operating margin rate	12.7%	12.3%	40 bps	12.4%	12.4%	—
Interest expense	(54)	(53)	(2%)	(212)	(221)	4%
Other, net	17	36	(53%)	47	28	68%
Earnings from continuing operations before income taxes	787	782	1%	2,965	3,083	(4%)
Federal and foreign income tax expense	(254)	(232)	(9%)	(987)	(997)	1%
Earnings from continuing operations	533	550	(3%)	1,978	2,086	(5%)
Earnings (loss) from discontinued operations	—	(2)		—	32
Net earnings	$533	$548	(3%)	$1,978	$2,118	(7%)

[1]	Non-GAAP metric — see definitions at the end of this press release.
For 2012, Other, net increased $19 million due to higher returns on non-qualified deferred compensation plans than in the prior year period. Federal and foreign income tax expense totaled $254 million in the fourth quarter of 2012 compared with $232 million in the prior year period. The fourth quarter 2012 effective tax rate was 32.3 percent compared with 29.7 percent for the prior year period. Federal and foreign income taxes totaled $987 million in 2012 compared with $997 million in 2011. The effective tax rate for 2012 was 33.3 percent compared with 32.3 percent in 2011.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2012 Financial Results	7

Effective Jan. 1, 2012, the company transferred its missile business, principally the Intercontinental Ballistic Missile (ICBM) program, previously reported in Aerospace Systems to Technical Services. Schedule 6 presents the previously reported and recast results following the realignment.
Aerospace Systems

	Fourth Quarter			Total Year
$ millions	2012	2011	Change	2012	2011	Change
Sales	$2,604	$2,443	6.6%	$9,977	$9,964	0.1%
Operating income	359	315	14.0%	1,218	1,217	0.1%
Operating margin rate	13.8%	12.9%		12.2%	12.2%
Aerospace Systems fourth quarter 2012 sales increased 7 percent and 2012 sales increased by less than 1 percent. Increased sales for both periods are principally due to higher volume for unmanned systems, including NATO AGS and Fire Scout, and higher volume for the F-35 and Advanced Extremely High Frequency satellite (AEHF) programs. Higher volume for these programs was partially offset by declines in both periods for the F/A-18 and Joint Surveillance Target Attack Radar System (JSTARS) programs, as well as lower volume for restricted space programs and the termination of a weather satellite program.
Aerospace Systems fourth quarter 2012 operating income increased 14 percent and operating margin rate increased to 13.8 percent from 12.9 percent. Higher fourth quarter operating income reflects increased sales volume and improved program performance, which more than offset the impact of lower F/A-18 margin due to that program's transition from the multiyear 2 contract to the lower margin multiyear 3 contract. For 2012, operating income was comparable to the prior year period and operating margin rate was unchanged at 12.2 percent.
Electronic Systems

	Fourth Quarter			Total Year
$ millions	2012	2011	Change	2012	2011	Change
Sales	$1,775	$1,868	(5.0%)	$6,950	$7,372	(5.7%)
Operating income	328	256	28.1%	1,187	1,070	10.9%
Operating margin rate	18.5%	13.7%		17.1%	14.5%
Electronic Systems fourth quarter 2012 sales declined 5 percent, which reflects lower volume for infrared countermeasures, LITENING targeting systems, and postal automation programs. Declines in these programs were partially offset by higher volume for space and international programs.
For 2012, sales declined 6 percent, principally due to a decrease of approximately $250 million in postal automation volume and lower volume for infrared countermeasures. Lower postal automation volume includes the impact of the company's decision to de-emphasize its domestic business. These declines were partially offset by higher volume for space programs.
Electronic Systems fourth quarter 2012 operating income increased 28 percent, and operating margin rate increased to 18.5 percent from 13.7 percent. Fourth quarter 2012 operating income and margin rate reflect improved program performance as well as the benefit of cost reduction initiatives. Fourth quarter 2011 operating income and margin rate included provisions for contractual matters and higher provisions for reductions in force.
For 2012, operating income increased 11 percent, and operating margin rate increased to 17.1 percent from 14.5 percent in 2011. Higher operating income and margin rate reflect an increase in net favorable performance adjustments of approximately $160 million in 2012. Higher net favorable performance

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2012 Financial Results	8

adjustments primarily resulted from improved program performance for several combat avionics programs that completed deliveries, negotiated contract modifications, and successfully mitigated risk. The de-emphasis of the domestic postal automation business, which incurred $50 million of negative adjustments in 2011, also contributed to the increase in net favorable performance adjustments.
Information Systems

	Fourth Quarter			Total Year
$ millions	2012	2011	Change	2012	2011	Change
Sales	$1,880	$1,910	(1.6%)	$7,356	$7,921	(7.1%)
Operating income	184	196	(6.1%)	761	766	(0.7)%
Operating margin rate	9.8%	10.3%		10.3%	9.7%
Information Systems fourth quarter 2012 sales declined 2 percent principally due to the April 2012 divestiture of Park Air Norway, which contributed sales of approximately $30 million in the prior year period. Lower volume also includes the wind down and completion of several programs, offset by higher volume for Consolidated Afloat Network & Enterprise Services (CANES) and the F-35.
For 2012, sales declined 7 percent due to completion or wind down of several programs, including the Joint Tactical Radio System Airborne, Maritime and Fixed (JTRS AMF), I-Kits, Enterprise Network Management, F-22, and certain restricted programs. Lower volume also includes the impact of the County of San Diego IT outsourcing contract and Park Air Norway divestitures, which together accounted for approximately $100 million of the year-over-year change.
Information Systems fourth quarter 2012 operating income decreased 6 percent, and operating margin rate totaled 9.8 percent compared with 10.3 percent in the prior year period. The change in fourth quarter operating income reflects lower volume and costs related to affordability initiatives. For 2012, operating income decreased 1 percent and operating margin rate improved 60 basis points to 10.3 percent from 9.7 percent. The decrease in operating income is due to lower volume and the improvement in operating margin rate reflects improved program performance.
Technical Services

	Fourth Quarter			Total Year
$ millions	2012	2011	Change	2012	2011	Change
Sales	$738	$790	(6.6%)	$3,019	$3,193	(5.4%)
Operating income	62	67	(7.5%)	268	260	3.1%
Operating margin rate	8.4%	8.5%		8.9%	8.1%
Technical Services fourth quarter and 2012 sales decreased 7 percent and 5 percent, respectively. Declines for both periods are due to portfolio shaping actions and lower volume for the KC-10 and ICBM programs.
Technical Services fourth quarter 2012 operating income decreased 7 percent and operating margin rate was 8.4 percent. For 2012, operating income increased 3 percent and operating margin rate increased 80 basis points to 8.9 percent. The improvement in operating income and operating margin rate reflects improved performance for the KC-10 program, which more than offset the impact of lower sales.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Fourth Quarter and 2012 Financial Results	9

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 11:30 a.m. Eastern time on Jan. 30, 2013. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in unmanned systems, cybersecurity, C4ISR, and logistics and modernization to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.
This release and the attachments contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” "anticipate,” “trends,” “guidance,” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, statements relating to our future financial condition and operating results. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, risks related to: the assumptions on which our guidance is based; our dependence on U.S. Government contracts; the effect of economic conditions in the United States and globally; changes in government and customer priorities and requirements; government budgetary constraints; shifts or reductions in defense spending resulting from sequestration under the Budget Control Act of 2011, a continuing resolution with limited new starts, the lack of annual appropriations legislation or otherwise; debt-ceiling limits and disruption to or shutdown of government operations; changes in import and export policies; changes in customer short-range and long-range plans; major program terminations; the acquisition, deferral, reduction or termination of contracts or programs; our ability to access capital; interest and discount rates or other changes that may impact pension plan assumptions and actual returns on pension plan assets; the outcome of litigation, claims, audits, appeals, bid protests and investigations; the adequacy of our insurance coverage and recoveries; the costs of environmental remediation; our ability to attract and retain qualified personnel; changes in organizational structure and reporting segments; acquisitions, dispositions, spin-off transactions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; the effects of legislation, regulations, and other changes in accounting, tax or defense procurement rules or practices; technical, operational or quality setbacks in contract performance; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, information technology attacks, natural disasters and other disruptions not under our control; and other risk factors and other important factors disclosed in our Form 10-K for the year ended December 31, 2012 and other filings with the Securities and Exchange Commission.
You should not put undue reliance on any forward-looking statements in this release. These forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Year Ended December 31
$ in millions, except per share amounts	2012	2011	2010
Sales
Product	$13,838	$15,073	$16,091
Service	11,380	11,339	12,052
Total sales	25,218	26,412	28,143
Operating costs and expenses
Product	10,415	11,491	12,558
Service	9,223	9,295	10,291
General and administrative expenses	2,450	2,350	2,467
Operating income	3,130	3,276	2,827
Other (expense) income
Interest expense	(212)	(221)	(269)
Charge on debt redemption	—	—	(229)
Other, net	47	28	37
Earnings from continuing operations before income taxes	2,965	3,083	2,366
Federal and foreign income tax expense	987	997	462
Earnings from continuing operations	1,978	2,086	1,904
Earnings from discontinued operations, net of tax	—	32	149
Net earnings	$1,978	$2,118	$2,053

Basic earnings per share
Continuing operations	$7.96	$7.54	$6.41
Discontinued operations	—	0.11	0.50
Basic earnings per share	$7.96	$7.65	$6.91
Weighted-average common shares outstanding, in millions	248.6	276.8	296.9

Diluted earnings per share
Continuing operations	$7.81	$7.41	$6.32
Discontinued operations	—	0.11	0.50
Diluted earnings per share	$7.81	$7.52	$6.82
Weighted-average diluted shares outstanding, in millions	253.4	281.6	301.1

Net earnings (from above)	$1,978	$2,118	$2,053
Other comprehensive income
Change in cumulative translation adjustment	8	(4)	(41)
Change in unrealized (loss) gain on marketable securities and cash flow hedges, net of tax benefit of $0 in 2012, $2 in 2011, and $0 in 2010	(2)	(4)	1
Change in unamortized benefit plan costs, net of tax benefit (expense) of $860 in 2012, $823 in 2011, and $(183) in 2010	(1,303)	(1,249)	297
Other comprehensive (loss) income, net of tax	(1,297)	(1,257)	257
Comprehensive income	$681	$861	$2,310

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	December 31
$ in millions	2012	2011
Assets
Cash and cash equivalents	$3,862	$3,002
Accounts receivable, net of progress payments	2,858	2,964
Inventoried costs, net of progress payments	798	873
Deferred tax assets	574	496
Prepaid expenses and other current assets	300	411
Total current assets	8,392	7,746
Property, plant and equipment, net of accumulated depreciation of $4,146 in 2012 and $3,933 in 2011	2,887	3,047
Goodwill	12,431	12,374
Non-current deferred tax assets	1,542	900
Other non-current assets	1,291	1,344
Total assets	$26,543	$25,411

Liabilities
Trade accounts payable	$1,392	$1,481
Accrued employee compensation	1,173	1,196
Advance payments and billings in excess of costs incurred	1,759	1,777
Other current liabilities	1,732	1,681
Total current liabilities	6,056	6,135
Long-term debt, net of current portion of $5 in 2012 and 2011	3,930	3,935
Pension and post-retirement plan liabilities	6,085	4,079
Other non-current liabilities	958	926
Total liabilities	17,029	15,075

Shareholders’ equity
Preferred Stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2012 - 239,209,812; 2011 - 253,889,622	239	254
Paid-in capital	2,924	3,873
Retained earnings	11,138	9,699
Accumulated other comprehensive loss	(4,787)	(3,490)
Total shareholders’ equity	$9,514	$10,336
Total liabilities and shareholders’ equity	$26,543	$25,411

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31
$ in millions	2012	2011	2010
Operating activities
Sources of cash—continuing operations
Cash received from customers
Collections on billings	$20,892	$21,628	$23,531
Progress payments	4,472	4,803	4,437
Other cash receipts	99	149	40
Total sources of cash—continuing operations	25,463	26,580	28,008
Uses of cash—continuing operations
Cash paid to suppliers and employees	(21,074)	(22,059)	(23,759)
Pension contributions	(367)	(1,084)	(789)
Interest paid, net of interest received	(200)	(227)	(269)
Income taxes paid, net of refunds received	(1,119)	(810)	(1,071)
Excess tax benefits from stock-based compensation	(45)	(17)	(22)
Other cash payments	(18)	(36)	(42)
Total uses of cash—continuing operations	(22,823)	(24,233)	(25,952)
Cash provided by continuing operations	2,640	2,347	2,056
Cash (used in) provided by discontinued operations	—	(232)	397
Net cash provided by operating activities	2,640	2,115	2,453
Investing activities
Continuing operations
Capital expenditures	(331)	(492)	(585)
Maturities of short-term investments	250	200	—
Contribution received from the spin-off of shipbuilding business	—	1,429	—
Purchases of short-term investments	—	(450)	(2)
Other investing activities, net	(3)	56	16
Cash (used in) provided by investing activities from continuing operations	(84)	743	(571)
Cash used in investing activities from discontinued operations	—	(63)	(189)
Net cash (used in) provided by investing activities	(84)	680	(760)
Financing activities
Common stock repurchases	(1,316)	(2,295)	(1,177)
Cash dividends paid	(535)	(543)	(545)
Proceeds from exercises of stock options	188	101	142
Excess tax benefits from stock-based compensation	45	17	22
Payments of long-term debt	—	(768)	(1,011)
Proceeds from issuance of long-term debt	—	—	1,484
Other financing activities, net	(78)	(6)	(2)
Cash used in financing activities from continuing operations	(1,696)	(3,494)	(1,087)
Cash used in financing activities from discontinued operations			(179)
Net cash used in financing activities	(1,696)	(3,494)	(1,266)
Increase (decrease) in cash and cash equivalents	860	(699)	427
Cash and cash equivalents, beginning of year	3,002	3,701	3,274
Cash and cash equivalents, end of year	$3,862	$3,002	$3,701

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31
$ in millions	2012	2011	2010
Reconciliation of net earnings to net cash provided by operating activities
Net earnings	$1,978	$2,118	$2,053
Net earnings from discontinued operations	—	(32)	(134)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	448	462	446
Amortization	62	82	109
Stock-based compensation	183	140	136
Excess tax benefits from stock-based compensation	(45)	(17)	(22)
Pre-tax gain on sale of businesses	—	—	(10)
Charge on debt redemption	—	—	229
(Increase) decrease in assets:
Accounts receivable, net	90	350	(471)
Inventoried costs, net	46	(2)	(64)
Prepaid expenses and other assets	(65)	16	36
Increase (decrease) in liabilities:
Accounts payable and accruals	23	(341)	70
Deferred income taxes	78	441	89
Income taxes payable	(75)	(32)	(26)
Retiree benefits	(71)	(904)	(354)
Other, net	(12)	66	(31)
Cash provided by continuing operations	2,640	2,347	2,056
Cash (used in) provided by discontinued operations	—	(232)	397
Net cash provided by operating activities	$2,640	$2,115	$2,453

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	December 31, 2012			December 31, 2011
$ in millions	Funded[1]	Unfunded[2]	Total Backlog	Total Backlog[3]
Aerospace Systems	$11,103	$8,491	$19,594	$18,638
Electronic Systems	7,833	1,638	9,471	9,123
Information Systems	4,045	4,496	8,541	8,563
Technical Services	2,719	484	3,203	3,191
Total backlog	$25,700	$15,109	$40,809	$39,515

[1]	Funded backlog represents firm orders for which funding is contractually obligated by the customer.

[2]
Unfunded backlog represents firm orders for which, as of the reporting date, funding is not contractually obligated by the customer. Unfunded backlog excludes unexercised contract options and unfunded indefinite delivery, indefinite quantity (ID/IQ) orders.

[3]
Effective January 1, 2012, the company transferred its missile business (principally the ICBM program), previously reported in Aerospace Systems to Technical Services. As a result of this realignment, $599 million of backlog was transferred from Aerospace Systems to Technical Services. Total backlog as of December 31, 2011, reflects this transfer.

New Awards — The estimated value of contract awards included in backlog during the three months and twelve months ended December 31, 2012, was $6.2 billion and $26.5 billion, respectively.

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
SEGMENT REALIGNMENT
($ in millions)
(Unaudited)

	SEGMENT SALES[3]							SEGMENT OPERATING INCOME[3]
	2009	2010	2011	2011				2009	2010	2011	2011
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31
AS REPORTED[1]
Aerospace Systems	$10,419	$10,910	$10,458	$2,736	$2,592	$2,572	$2,558	$1,071	$1,256	$1,261	$301	$331	$304	$325
Electronic Systems	7,671	7,613	7,372	1,808	1,791	1,905	1,868	969	1,023	1,070	237	284	293	256
Information Systems	8,536	8,395	7,921	2,025	2,031	1,955	1,910	624	756	766	194	189	187	196
Technical Services	2,776	3,230	2,699	688	656	680	675	161	206	216	54	51	55	56
Intersegment Eliminations	(1,752)	(2,005)	(2,038)	(523)	(510)	(500)	(505)	(190)	(231)	(258)	(65)	(71)	(62)	(60)
Total	$27,650	$28,143	$26,412	$6,734	$6,560	$6,612	$6,506	$2,635	$3,010	$3,055	$721	$784	$777	$773
RECASTED AND REALIGNED[2]
Aerospace Systems	$9,877	$10,436	$9,964	$2,593	$2,473	$2,455	$2,443	$988	$1,213	$1,217	$287	$320	$295	$315
Electronic Systems	7,671	7,613	7,372	1,808	1,791	1,905	1,868	969	1,023	1,070	237	284	293	256
Information Systems	8,536	8,395	7,921	2,025	2,031	1,955	1,910	624	756	766	194	189	187	196
Technical Services	3,323	3,705	3,193	831	776	796	790	245	249	260	68	62	63	67
Intersegment Eliminations	(1,757)	(2,006)	(2,038)	(523)	(511)	(499)	(505)	(191)	(231)	(258)	(65)	(71)	(61)	(61)
Total	$27,650	$28,143	$26,412	$6,734	$6,560	$6,612	$6,506	$2,635	$3,010	$3,055	$721	$784	$777	$773

[1]	As reported are the amounts presented in the 2011 Form 10-K, filed February 8, 2012.

[2]
Recasted and realigned amounts for years 2009 through 2011, as well as the three month periods in 2011, to reflect the January 2012 transfer of the company's missile business (principally the ICBM program), previously reported in Aerospace Systems and transferred to Technical Services.

[3]	Management uses segment sales and segment operating income as internal measures of financial performance for the individual operating segments.

Northrop Grumman Reports Fourth Quarter and 2012 Financial Results	16

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Pension-adjusted diluted EPS from continuing operations: Diluted EPS from continuing operations excluding the after-tax net pension adjustment per share, as defined below. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS from continuing operations, as reconciled in Table 1, as an internal measure of financial performance.
Cash provided by continuing operations before discretionary pension contributions: Cash provided by continuing operations before the after-tax impact of discretionary pension contributions. Cash provided by continuing operations before discretionary pension contributions has been provided for consistency and comparability of 2012 and 2011 financial performance and is reconciled in Table 2.
Free cash flow provided by continuing operations: Cash provided by continuing operations less capital expenditures (including outsourcing contract & related software costs). We use free cash flow from continuing operations as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow from continuing operations is reconciled in Table 2.
Free cash flow provided by continuing operations before discretionary pension contributions: Free cash flow from continuing operations before the after-tax impact of discretionary pension contributions. We use free cash flow from continuing operations before discretionary pension contributions as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow from continuing operations before discretionary pension contributions is reconciled in Table 2.
Net FAS/CAS pension adjustment: Pension expense determined in accordance with GAAP less pension expense allocated to the operating segments under U.S. Government Cost Accounting Standards (CAS). Net pension adjustment is presented in Table 1.
After-tax net pension adjustment per share: The per share impact of the net pension adjustment as defined above, after tax at the statutory rate of 35%, provided for consistency and comparability of 2012 and 2011 financial performance as presented in Table 1.
Pension-adjusted operating income: Operating income before net pension adjustment as reconciled in Table 1. Management uses pension-adjusted operating income as an internal measure of financial performance.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating margin rate, as reconciled in Table 1, as an internal measure of financial performance.
Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income are unallocated corporate expenses, including unallowable or unallocable portions of management and administration, legal, environmental, certain compensation and retiree benefits, and other expenses; net pension adjustment; and reversal of royalty income included in segment operating income. Management uses segment operating income, as reconciled in Table 3, as an internal measure of financial performance of our individual operating segments.
Segment operating margin rate: Segment operating income as defined above, divided by sales. Management uses segment operating margin rate, as reconciled in Table 3, as an internal measure of financial performance.
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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media